Exhibit 99.1

WAUSAU PAPER TO PRESENT AT

BANK OF AMERICA INVESTOR CONFERENCE

MOSINEE, WI – March 24, 2008 – (Business Wire) – Wausau Paper (NYSE:WPP) today announced that Scott P. Doescher, Senior Vice President of Finance will present an overview of the company’s business strategies and performance at the Bank of America Smid Cap Conference on Thursday, March 27 in Boston, Massachusetts.  The audio portion of the conference presentation and related question and answer session will be webcast live beginning at 2:30 p.m. (Eastern) on March 27.  Access to the webcast and copies of the presentations will be available on the company’s internet website at www.wausaupaper.com through the “Investor Information” section.  A replay of the webcast also will also be available through the company’s internet site until April 11, 2008.

About Wausau Paper:

Wausau Paper, with record revenues of more than $1.2 billion in fiscal 2007, produces and markets fine printing and writing papers, technical specialty papers, and “away-from-home” towel and tissue products.  To learn more about Wausau Paper visit:  www.wausaupaper.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995: Statements made, or information presented, by the company at the March 27 investor conference may contain forward-looking statements and will be made pursuant to the safe harbor provisions of the Securities Reform Act of 1995.  Such forward-looking statements will involve risks and uncertainties which may cause results to differ materially from those set forth in the statements.  Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the company’s Form 10-K for the year ended December 31, 2007.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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